Exhibit 8.1

Vantage Corp	Kalantar Business Law Group Ltd
4th Floor, Harbour Place	Desk 82, Level 11
103 South Church Street	Al Sarab Tower, ADGM Square
P.O. Box 10240	Al Maryah Island
Grand Cayman KY1-1002	Abu Dhabi, United Arab Emirates
Cayman Islands
www.kalantarlawgroup.com

October 9, 2024

RE: Registration Statement on Form F-1 of Vantage Corp (the “Company”)

Ladies and Gentlemen:

We have acted as legal counsel in the United Arab Emirates to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), related to the initial public offering by the Company of certain Class A Ordinary Shares, par value US$0.001 per share, of the Company.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed and relied upon such documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps, and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement reviewed by us; and (iii) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the United Arab Emirates. Nor have we contributed to, or opine on, the contents of the Registration Statement or the Prospectus other than the specific statements referenced below. Our opinion is limited to and is given on the basis of the current law and practice in the United Arab Emirates.

Subject to the foregoing, we are of the opinion that the statements under the captions (i) “Government Regulations—UAE—Regulations on Anti-Money Laundering and Prevention of Terrorism Financing”, (ii) “Exchange Controls and Limitations Affecting Shareholders—UAE”, (iii) “Taxation—United Arab Emirates Taxation Considerations”, and (iv) “Enforcement of Civil Liabilities—UAE” in the Prospectus forming part of the Registration Statement are, to the extent that they constitute statements of United Arab Emirates law, accurate in all material respects.

Very truly yours,

/s/ Kalantar Business Law Group Ltd
Kalantar Business Law Group Ltd